NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
727-214-2975
ToddGarner@conmed.com

CONMED Corporation Adds Mark Kaye to its Board of Directors

Largo, Fla. - February 25, 2025 – CONMED Corporation (NYSE: CNMD) today announced that Mark Kaye will be joining its Board of Directors effective February 24th, 2025.

“My fellow directors and I are extremely pleased to welcome Mark to the board,” said Martha Goldberg Aronson, Chair of CONMED’s Board of Directors. “Mark brings a wealth of experience to CONMED, including deep knowledge across finance, accounting, risk management, strategic planning, and operational efficiencies. He also brings a strong background and expertise in both corporate governance and healthcare. Mark’s skills and insights will help guide CONMED’s future direction.”

“Mark is an outstanding addition to our board,” said Patrick Beyer, President and Chief Executive Officer of CONMED. “We are excited to benefit from his valuable healthcare and financial expertise as we continue to execute on our many growth opportunities, which will benefit our customers, shareholders, and employees.”

Mr. Kaye has served as the Executive Vice President and Chief Financial Officer of Elevance Health (Elevance) since 2023. Prior to joining Elevance, he served as the Executive Vice President and Chief Financial Officer of Moody’s Corporation (Moody’s) from 2021 to 2023, with responsibility for all global finance activities across the company and as Senior Vice President-Chief Financial Officer from 2018 to 2021. Prior to Moody’s, he served as Senior Vice President and Head of Financial Planning and Analysis at Massachusetts Mutual Life Insurance Company (MassMutual) from 2016 until 2018, and Chief Financial Officer of MassMutual U.S. since 2015.

Prior to MassMutual, Mr. Kaye served as Chief Financial Officer and Senior Vice President, Retirement Solutions, at Voya Financial (formerly ING U.S.) from 2011 to 2015, and Mr. Kaye previously held various senior financial and risk reporting positions at ING U.S. and ING Group. Prior to that, Mr. Kaye worked in the investment banking division of Credit Suisse First Boston. Mr. Kaye has served as a Director on the Board of BCS Financial Corporation since 2024. Mr. Kaye holds a bachelor’s degree in Actuarial Science and Statistics from the University of Pennsylvania and a Masters of Business Administration in Finance from The Wharton School at the University of Pennsylvania.

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2024 and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.